Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Starbucks Corporation (“Starbucks”) on Form 10-K for the fiscal year ended October 3, 2021, as filed with the Securities and Exchange Commission on November 19, 2021 (the “Report”), Kevin R. Johnson, president and chief executive officer of Starbucks, and Rachel Ruggeri, executive vice president, chief financial officer of Starbucks, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Starbucks.

November 19, 2021

/s/ Kevin R. Johnson
Kevin R. Johnson
president and chief executive officer

November 19, 2021

/s/ Rachel Ruggeri
Rachel Ruggeri
executive vice president, chief financial officer